                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (33-46836 and 333-64799) of Warwick Valley Telephone Company of our report dated September 14, 2004 relating to the financial statements of the Warwick Valley Telephone Company 401(k) Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
New York, New York
December 20, 2004

                                       14